Biotricity Closes a Registered Direct Financing and Paves the Way for Bioflux Launch

Biotricity Completes Financing with Existing Investors in Anticipation of Bioflux Launch and Sales Force Build-Out

REDWOOD CITY, CA – December 22, 2017 – Biotricity Inc. (OTCQB: BTCY), a medical diagnostic and consumer healthcare technology company dedicated to delivering innovative, biometric remote monitoring solutions, today announced the entry into agreements and closing relating to the sale of 450,164 shares of its common stock at an offering price of $5.50 per share. The gross proceeds from the offering will be approximately $2.5M before deducting estimated offering expenses. The shares of common stock have been sold to existing investors of the Company.

“We are pleased to announce that we have closed an equity financing from our existing investors. Our top priorities are protecting our capital structure, maintaining shareholder value, and commercializing our product line. This strategic financing puts us in a good position to begin executing on our 2018 strategy and create additional value for our shareholders this year,” said Waqaas Al-Siddiq, Biotricity Founder and CEO. “We are proud of the support we continue to receive from our investors, who recognize the work we are doing and see the broad potential of our biometric remote monitoring solutions.”

This equity financing signals a significant milestone for Biotricity’s expansion, coming just days after the company received 501(k) clearance for its Bioflux device with the U.S. Food and Drug Administration (FDA). The proceeds from the financing will be used to accelerate Biotricity’s go-to-market commercialization plan, including on-boarding new sales staff, expanding strategic partnerships, developing the company’s brand and corporate positioning, and starting sales of Bioflux.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities described herein, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The shares were offered by Biotricity Inc. pursuant to an effective "shelf" registration statement previously filed with and subsequently declared effective on December 19, 2017 by the Securities and Exchange Commission. The securities were offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Copies of the final prospectus supplement and accompanying base prospectus may be obtained, by contacting Biotricity Inc. 275 Shoreline Drive, Suite 150, Redwood City, California 94065, at (800) 590-4155, or the Securities and Exchange Commission's website at https://www.sec.gov/

To learn more, visit http://www.biotricity.com/ or follow on

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About Biotricity Inc.

Biotricity is a modern medical technology company focused on delivering innovative, remote biometric monitoring solutions to the medical and consumer markets, including diagnostic and post-diagnostic solutions for chronic conditions and lifestyle improvement. Biotricity’s R&D continues to focus on the preventative healthcare market, with a vision of putting health management into the hands of the individual. The company aims to support the self-management of critical and chronic conditions with the use of innovative solutions to ease the growing burden on the healthcare system. To learn more, visit www.biotricity.com.

Important Cautions Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek,” or “project” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of Bioflux or any of the Company’s other proposed products or services, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company's future financial performance, (iv) the regulatory regime in which the Company operates or intends to operate and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the significant length of time and resources associated with the development of its products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand the Company's business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

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Media Contacts

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Richard Smith,

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Investor Relations:

Biotricity Inc.

1-800-590-4155

investors@biotricity.com